                              UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 FORM 8-K/A
                              (Amendment No.3)

                               CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 22, 1998




                        WASTE SYSTEMS INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)




          Delaware                                     95-4203626
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
   incorporation or organization)

                                  0-25998
                          (Commission File Number)

420 Bedford Street, Suite 300
Lexington, Massachusetts                                              02173
(Address of principal executive offices)                          (zip code)



                            (781) 862-3000 Phone
                            (781) 862-2929 Fax
            (Registrant's telephone number, including area code)



                This document contains a total of 2 pages.

Item 2.  Acquisition or Disposition of Assets.

On May 22, 1998, Waste Systems International, Inc. ("WSI" or the "Company") acquired Eagle Recycling, Inc. and Horvath Sanitation, Inc., (collectively, "Eagle Companies") which are based in Altoona, Pennsylvania pursuant to the terms of a Stock Purchase Agreement dated March 3, 1998 by and among Bestin H.S.A., Jacques Khodara and Harry K. Benjamin (collectively the "Shareholders" or "Sellers") and the Company. The description of the acquisition transaction set forth herein is qualified it its entirety by the Stock Purchase Agreement.

Pursuant to the Stock Purchase Agreement, the Registrant purchased all of the outstanding shares of the Eagle Companies for approximately $20.7 million in cash, stock and the assumption of debt. The acquisition has been accounted for using the purchase method of accounting.

The transaction includes all of the assets and liabilities relating to the operation of the Eagle Companies. The acquired assets were used by the Shareholders in the solid waste collection and recycling business.


Item 7.  Financial Statements and Pro Forma Financial Information and Exhibits.

The following consolidated financial statements, pro forma financial information and exhibits are filed as part of this report:

         A.    Consolidated Financial Statements for the Eagle Companies.


              1. Consolidated Financial Statements for Eagle Recycling Inc. and Subsidiary as of March 31, 1998 (unaudited).

              2. Consolidated Financial Statements for Eagle Recycling Inc. and Subsidiary as of December 31, 1997 and 1996 (audited).


         B.    Pro forma financial information.

              1. Pro forma Combined Condensed Statement of Operations for the three months ended March 31, 1998 (unaudited) and Combined Condensed Balance Sheet as of March 31, 1998 (unaudited).

              2. Pro forma Combined Condensed Statement of Operations for the year ended December 31, 1997 (unaudited).

                                   SIGNATURES

         Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          WASTE SYSTEMS INTERNATIONAL, INC.


          Date:  August 28, 1998           By: /s/ Philip Strauss
               -----------------             -------------------
                                             Philip Strauss
                                             Chairman, Chief Executive Officer
                                             and President(Principal Executive
                                             Officer)



          Date: August 28, 1998            By: /s/ Bob Rivkin
               ----------------              ---------------
                                             Bob Rivkin
                                             Executive Vice President -
                                             Acquisitions, Chief Financial
                                             Officer, Treasurer and Secretary
                                             (Principal Financial and Accounting
                                             Officer)

Item 7. Financial Statements and Pro Forma Financial Information and Exhibits.



Item 7.(A)(1) Consolidated Financial Statements for Eagle Recycling, Inc. and
              Subsidiary as of March 31, 1998 (unaudited).

                     EAGLE RECYCLING, INC. AND SUBSIDIARY

             Condensed Consolidated Financial Statements (Unaudited)

                                 March 31, 1998

EAGLE RECYCLING, INC. AND SUBSIDIARY

Table of Contents

March 31, 1998

--------------------------------------------------------------------------------

                                                                        Page

Condensed Consolidated Financial Statements (Unaudited):

      Consolidated Balance Sheets (Unaudited).............................2

      Consolidated Statements of Income and
        Retained Earnings (Unaudited).....................................4

      Consolidated Statements of Cash Flows (Unaudited)...................5

Notes to Consolidated Financial Statements (Unaudited)....................6


--------------------------------------------------------------------------------

EAGLE RECYCLING, INC. AND SUBSIDIARY

Consolidated Balance Sheets (Unaudited)

March 31, 1998

--------------------------------------------------------------------------------
Assets                                                             1998
--------------------------------------------------------------------------------

Current assets:
     Cash                                                       $221,434
     Accounts receivable (less
       allowance for doubtful accounts
        of $100,000)                                             510,931
     Packaged recycled material                                   17,173
     Deferred income taxes                                        40,300
--------------------------------------------------------------------------------
Total current assets                                             789,838
--------------------------------------------------------------------------------

Property, plant, and equipment:
     Land and garage building                                     24,873
     Equipment and vehicles                                    2,862,156
     Office equipment                                             34,276
--------------------------------------------------------------------------------
                                                               2,921,305
Less accumulated depreciation                                   (740,573)
--------------------------------------------------------------------------------
Net property, plant, and equipment                             2,180,732
--------------------------------------------------------------------------------
Other assets:
     Goodwill (net of amortization)                            2,532,641
     Noncompete agreements (net of
       amortization)                                           1,845,184
     Organization expense (net of
       amortization)                                                 596
--------------------------------------------------------------------------------
Total other assets                                             4,378,421
--------------------------------------------------------------------------------
Total assets                                                  $7,348,991
--------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

EAGLE RECYCLING, INC. AND SUBSIDIARY

--------------------------------------------------------------------------------
Liabilities and Stockholders' Equity                              1998
--------------------------------------------------------------------------------

Current liabilities:
     Notes payable                                              $562,896
     Accounts payable                                            244,127
     Accrued liabilities                                         100,987
--------------------------------------------------------------------------------
Total current liabilities                                        908,010
--------------------------------------------------------------------------------

Long-term liabilities:
     Deferred income taxes                                       193,569
     Notes payable - net of current portion                    5,331,543
     Notes payable - stockholders                                531,599
     Accrued interest - stockholders                              30,078
--------------------------------------------------------------------------------
Total long-term liabilities                                    6,086,789
--------------------------------------------------------------------------------
Minority interest                                                 98,816
--------------------------------------------------------------------------------

Stockholders' equity:
     Common stock, authorized 1,000 shares,
        without par value, 100 shares issued
        and outstanding                                           10,000
     Retained earnings                                           245,376
--------------------------------------------------------------------------------
Total stockholders' equity                                       255,376
--------------------------------------------------------------------------------

Total liabilities and stockholders' equity                    $7,348,991
--------------------------------------------------------------------------------

EAGLE RECYCLING, INC. AND SUBSIDIARY

Consolidated Statements of Income and Retained Earnings (Unaudited)

Three months ended March 31, 1998

--------------------------------------------------------------------------------
                                                                 1998
--------------------------------------------------------------------------------
Revenues                                                      1,511,400
--------------------------------------------------------------------------------

Cost of Operations:
     Operating expenses                                       1,013,267
     Depreciation and amortization                              214,241
--------------------------------------------------------------------------------
Total cost of operations                                      1,227,508
--------------------------------------------------------------------------------
Gross profit                                                    283,792

Selling, general, and administrative expenses                   151,452
--------------------------------------------------------------------------------
Income from operations                                          132,340
--------------------------------------------------------------------------------
Other income (expense):
     Interest income                                                  -
     Interest expense                                           124,615
     Gain (loss) on sale of assets                                    -
--------------------------------------------------------------------------------
Total other income (expense)                                    124,615
--------------------------------------------------------------------------------
Income before income tax and minority interest                    7,725
--------------------------------------------------------------------------------
Income tax expense:
     Current                                                      2,538
     Deferred                                                         -
--------------------------------------------------------------------------------
                                                                  2,538
--------------------------------------------------------------------------------
Net income                                                        5,187

Retained earnings, beginning of period                          240,189
--------------------------------------------------------------------------------
Retained earnings, end of period                               $245,376
--------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

EAGLE RECYCLING, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

Three months ended March 31, 1998

--------------------------------------------------------------------------------

                                                                  1998
--------------------------------------------------------------------------------

Cash flows from operating activities:
     Net income                                                  $5,187
--------------------------------------------------------------------------------
     Adjustments to reconcile net income to net cash from operating activities:
            Depreciation and amortization                       214,341
            Changes in assets and liabilities:
                Increase in accounts receivables               (152,907)
                Decrease in other current assets                 48,592
                Decrease in accounts payable                    (33,333)
                Increase in accrued interest                        916
                Decrease in other current liabilities           (23,438)
                Increase in deferred taxes                            -
--------------------------------------------------------------------------------
     Total adjustments                                           54,171
--------------------------------------------------------------------------------
Net cash provided by operating activities                        59,358
--------------------------------------------------------------------------------
Cash flows from investing activities:
     Purchase of property, plant, and equipment                       -
     Payments for businesses acquired                        (2,705,246)
--------------------------------------------------------------------------------
Net cash used in investing activities                        (2,705,246)
--------------------------------------------------------------------------------
Cash flows from financing activities:
     Proceeds from notes payable                              2,903,005
     Payments on stockholder loans                             (220,518)
     Payments on notes payable                                        -
--------------------------------------------------------------------------------
Net cash provided by financing activities                     2,682,487
--------------------------------------------------------------------------------
Net increase in cash                                             36,599

Cash, beginning of period                                       184,835
--------------------------------------------------------------------------------
Cash, end of period                                            $221,434
--------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

EAGLE RECYCLING, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements (Unaudited)

--------------------------------------------------------------------------------


(1)      Summary of Significant Accounting Policies

         Description of Business

         The Company operates a waste hauling service with headquarters in Altoona, Pennsylvania and customers located exclusively in Altoona and surrounding areas. The Company is a combination of numerous smaller companies which have been purchased since June 1992.

         Principles of Consolidation

         The consolidated financial statements include the financial statements of Eagle Recycling, Inc. and its 75%-owned operating subsidiary,
         Horvath Sanitation, Inc. Significant intercompany balances and transactions have been eliminated in consolidation.

         Interim Financial Statements

         The condedsed interim financial statements reflect all adjustments (which include only normal recurring adjustments), which in the opinion of management, are necessary to present fairly the financial position at March 31, 1998, and results of operations for the three months then ended. The March 31, 1998 financial statements do not reflect any adjustments to deferred income taxes and minority interest amounts at December 31, 1997, which adjustments are not material

         The results of operations for the period ended March 31, 1998 are not necessarily indicative of the operating results for a full year.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)      Acquisitions

         The Company has entered into three asset purchase agreements since March 31, 1998 with various trash haulers in south central Pennsylvania. The aggregate purchase price of these asset purchase agreements was approximately $2,900,000 and were accounted for under purchase accounting. The assets acquired consisted of vehicles and equipment, and covenants not to compete. The excess of the purchase price over the fair value of the acquired assets has been recorded as goodwill.
                                                                 (Continued)

EAGLE RECYCLING, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

(2)      Continued

         The following pro forma, condensed, combined balance sheet assumes that three acquisitions occurred at March 31, 1998 and the pro forma, condensed, combined statements of operations assumes that the 1998 acquisitions occured at the beginning of 1998. In addition, the pro forma, condensed, combined statements of operations also includes the effect of acquisitions during the three month period ended March 31, 1998 as if they had occurred at the beginning of 1998. This financial information does not purport to be indicative of what would have occured had the acquisitions been made at the beginning of 1998, or of the results which may occur in the future.

         Pro forma Condensed Combined Balance Sheet
         (Unaudited)

         March 31, 1998
         -----------------------------------------------------------------------
                                    Eagle Recycling   Acquisitions     Pro forma
         -----------------------------------------------------------------------

         Assets
             Current assets:            $790,000               -         790,000
             Property, plant, and
              equipment, net           2,181,000         605,000       2,786,000
             Intangible assets         4,378,000       2,295,000       6,673,000
         -----------------------------------------------------------------------
         Total assets                 $7,349,000       2,900,000      10,249,000
         -----------------------------------------------------------------------

         Liabilities and Stockholders' Equity
             Current liabilities        $908,000               -         908,000
             Long-term debt            5,863,000       2,900,000       8,763,000
             Other noncurrent            322,000               -         322,000
             Stockholders' equity        256,000               -         256,000
         -----------------------------------------------------------------------
         Total liabilities and
         stockholders' equity         $7,349,000       2,900,000      10,249,000
         -----------------------------------------------------------------------

         Pro forma Condensed Combined Statement of Operations
         (Unaudited)

         Three Months Ended March 31, 1998
         -----------------------------------------------------------------------
                                    Eagle Recycling    Acquisitions    Pro forma
         -----------------------------------------------------------------------

         Revenues                       $1,511,000        589,000     2,100,000
         Operating costs and expenses    1,285,000        246,000     1,531,000
         Depreciation and amortization     164,000        528,000       692,000
         Interest expense                  125,000        190,000       315,000
         Net income                        (63,000)      (375,000)     (438,000)
         -----------------------------------------------------------------------

         The pro forma results include amortization of intangibles presented above and interest expense on debt assumed issued to finance the purchases.
                                                                 (Continued)

EAGLE RECYCLING, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

--------------------------------------------------------------------------------

(3)      Change in Company Ownership

         The stockholders of Eagle Recycling, Inc. and Horvath Sanitation, Inc. sold their stock to WSI Pennsylvania Holdings, Inc. on May 22, 1998.

Item 7.(A)(2) Consolidated Financial Statements for Eagle Recycling, Inc. and Subsidiary as of December 31, 1997 and 1996 (audited).








                    EAGLE RECYCLING, INC. AND SUBSIDIARY

                     Consolidated Financial Statements

                        December 31, 1997 and 1996

                (With Independent Auditors' Report Thereon)

EAGLE RECYCLING, INC. AND SUBSIDIARY

Table of Contents

December 31, 1997 and 1996

--------------------------------------------------------------------------------

                                                                        Page

Independent Auditors' Report..............................................1

Consolidated Financial Statements:

      Consolidated Balance Sheets.........................................2

      Consolidated Statements of Income and Retained Earnings.............4

      Consolidated Statements of Cash Flows...............................5

Notes to Consolidated Financial Statements................................6


--------------------------------------------------------------------------------

Independent Auditors' Report



Board of Directors
Eagle Recycling, Inc. and Subsidiary:


We have audited the accompanying consolidated balance sheets of Eagle Recycling, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income and retained earnings, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Eagle Recycling, Inc. and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                              KPMG Peat Marwick LLP
Harrisburg, Pennsylvania
June 5, 1998

EAGLE RECYCLING, INC. AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 1997 and 1996

--------------------------------------------------------------------------------
Assets                                           1997             1996
--------------------------------------------------------------------------------

Current assets:
     Cash                                      $184,835          148,957
     Accounts receivable (less
       allowance for doubtful accounts
        of $100,000 in 1997 and
         $60,000 in 1996)                       358,024          269,029
     Related party deposit receivable            40,000           30,000
     Packaged recycled material                  17,173                -
     Prepaid expense                              8,592            3,544
     Deferred income taxes                       40,300           24,180
--------------------------------------------------------------------------------
Total current assets                            648,924          475,710
--------------------------------------------------------------------------------

Property, plant, and equipment:
     Land and garage building                    24,873           24,873
     Equipment and vehicles                   1,826,312        1,343,050
     Office equipment                            29,872           29,269
--------------------------------------------------------------------------------
                                              1,881,057        1,397,192
Less accumulated depreciation                   647,962          449,802
--------------------------------------------------------------------------------
Net property, plant, and equipment            1,233,095          947,390
--------------------------------------------------------------------------------
Other assets:
     Goodwill (net of amortization)           1,539,517          584,986
     Noncompete agreements (net of
       amortization)                          1,294,471          562,774
     Organization expense (net of
       amortization)                              1,165            3,440
--------------------------------------------------------------------------------
Total other assets                            2,835,153        1,151,200
--------------------------------------------------------------------------------
Total assets                                 $4,717,172        2,574,300
--------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

EAGLE RECYCLING, INC. AND SUBSIDIARY

--------------------------------------------------------------------------------
Liabilities and Stockholders' Equity             1997             1996
--------------------------------------------------------------------------------

Current liabilities:
     Notes payable                             $562,896          202,903
     Accounts payable                           277,460          203,283
     Related party payable                       50,000                -
     Deferred revenue                            44,869                -
     Accrued liabilities                         29,556            3,253
--------------------------------------------------------------------------------
Total current liabilities                       964,781          409,439
--------------------------------------------------------------------------------

Long-term liabilities:
     Deferred income taxes                      193,569          118,454
     Notes payable - net of current portion   2,428,538          962,746
     Notes payable - stockholders               752,117          817,876
     Accrued interest - stockholders             29,162            7,391
--------------------------------------------------------------------------------
Total long-term liabilities                   3,403,386        1,906,467
--------------------------------------------------------------------------------
Minority interest                                98,816           70,370
--------------------------------------------------------------------------------

Stockholders' equity:
     Common stock, authorized 1,000 shares,
        without par value, 100 shares issued
        and outstanding                          10,000           10,000
     Retained earnings                          240,189          178,024
--------------------------------------------------------------------------------
Total stockholders' equity                      250,189          188,024
--------------------------------------------------------------------------------

Total liabilities and stockholders' equity   $4,717,172        2,574,300
--------------------------------------------------------------------------------

EAGLE RECYCLING, INC. AND SUBSIDIARY

Consolidated Statements of Income and Retained Earnings

Years ended December 31, 1997 and 1996

--------------------------------------------------------------------------------
                                                 1997          1996
--------------------------------------------------------------------------------
Revenues                                     $4,331,740     3,226,175
--------------------------------------------------------------------------------

Cost of Operations:
     Operating expenses                       2,750,645     2,169,484
     Depreciation and amortization              455,165       299,629
--------------------------------------------------------------------------------
Total cost of operations                      3,205,810     2,469,113
--------------------------------------------------------------------------------
Gross profit                                  1,125,930       757,062

Selling, general, and administrative expenses   664,409       498,249
--------------------------------------------------------------------------------
Income from operations                          461,521       258,813
--------------------------------------------------------------------------------
Other income (expense):
     Interest income                              2,015         2,736
     Interest expense                          (299,295)     (174,466)
     Gain (loss) on sale of assets                2,259        (3,913)
--------------------------------------------------------------------------------
Total other income (expense)                   (295,021)     (175,643)
--------------------------------------------------------------------------------
Income before income tax and minority interest  166,500        83,170
--------------------------------------------------------------------------------
Income tax expense:
     Current                                     16,894        17,315
     Deferred                                    58,995        19,744
--------------------------------------------------------------------------------
                                                 75,889        37,059
--------------------------------------------------------------------------------
Income before minority interest                  90,611        46,111
Minority interest in earnings of subsidiary     (28,446)       (9,948)
--------------------------------------------------------------------------------
Net income                                       62,165        36,163

Retained earnings, beginning of year            178,024       141,861
--------------------------------------------------------------------------------
Retained earnings, end of year                 $240,189       178,024
--------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

EAGLE RECYCLING, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

Years ended December 31, 1997 and 1996

--------------------------------------------------------------------------------

                                                             1997          1996
--------------------------------------------------------------------------------

Cash flows from operating activities:
     Net income                                            $62,165       36,163
--------------------------------------------------------------------------------
     Adjustments to reconcile net income to net cash from operating activities:
            Depreciation and amortization                  455,165      299,629
            Provision for doubtful accounts                 40,000       60,000
            Minority interest in earnings of subsidiary     28,446        9,948
            (Gain) loss on sale of equipment                (2,259)       3,913
            Changes in assets and liabilities:
                Increase in accounts receivables          (128,995)     (84,594)
                Increase in other current assets           (32,221)     (30,544)
                Increase in accounts payable                74,177       90,107
                Increase (decrease) in accrued interest 21,771 (67,350) Increase (decrease) in other current
                  liabilities                              121,172       (9,077)
                Increase in deferred taxes                  58,995       19,744
--------------------------------------------------------------------------------
     Total adjustments                                     636,251      291,776
--------------------------------------------------------------------------------
Net cash provided by operating activities                  698,416      327,939
--------------------------------------------------------------------------------
Cash flows from investing activities:
     Proceeds from sale of equipment                        28,937       18,800
     Purchase of property, plant, and equipment           (112,090)    (166,290)
     Payments for businesses acquired                   (2,339,411)    (541,534)
--------------------------------------------------------------------------------
Net cash used in investing activities                   (2,422,564)    (689,024)
--------------------------------------------------------------------------------
Cash flows from financing activities:
     Proceeds from notes payable                        2,162,400       607,985
     Payments on stockholder loans                        (31,553)            -
     Payments on notes payable                           (370,821)     (185,481)
--------------------------------------------------------------------------------
Net cash provided by financing activities               1,760,026       422,504
--------------------------------------------------------------------------------
Net increase in cash                                       35,878        61,419

Cash, beginning of year                                   148,957        87,538
--------------------------------------------------------------------------------
Cash, end of year                                        $184,835       148,957
--------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

EAGLE RECYCLING, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 1997 and 1996

--------------------------------------------------------------------------------


(1)      Summary of Significant Accounting Policies

         Description of Business

         The Company operates a waste hauling service with headquarters in Altoona, Pennsylvania and customers located exclusively in Altoona and surrounding areas. The Company is a combination of numerous smaller companies which have been purchased since June 1992.

         Principles of Consolidation

         The consolidated financial statements include the financial statements of Eagle Recycling, Inc. and its 75%-owned operating subsidiary,
         Horvath Sanitation, Inc. Significant intercompany balances and transactions have been eliminated in consolidation. The 25% interest in Horvath Sanitation, Inc. has been reported as a minority interest in the Company's consolidated balance sheet, and the related earnings have been reported as minority interest in earnings of subsidiary on the consolidated statement of income and retained earnings.

         Property, Plant, and Equipment

         Property, plant, and equipment are stated at cost. Depreciation expense is computed using the straight-line method over estimated useful lives between 3 and 7 years, except for building, which is depreciated over 15 years. Salvage value is excluded when calculating depreciation on certain trucks and containers.

         Additions,   improvements,   and   expenditures  for  maintenance  that
         significantly extend the useful lives of equipment are capitalized. Other expenditures for maintenance and repairs are expensed.

         When property or equipment is sold or retired, the original cost is removed from the asset account together with the related accumulated depreciation. Gains or losses resulting from these transactions are included in income or expense.

         Goodwill and Noncompete Agreements

         Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally 10 to 15 years. Noncompete agreements entered into in connection with acquired companies are amortized on a straight-line basis over the noncompete period, generally 5 to 15 years. The Company reviews its intangibles and other long-lived assets for impairment when events and circumstances indicate that the carrying amount of those assets may not be recoverable. The primary indicators of recoverability are the associated current and forecasted undiscounted operating cash flows. If the review indicates that impairment has occurred, the asset will be reduced to its estimated recoverable value.

                                                                    (Continued)

EAGLE RECYCLING, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

   (1)   Continued

         Advertising

         Advertising is expensed as incurred.

         Revenue

         Hauling revenue is recognized during the time period service takes place. Recycling revenue is recognized when the recyclables are delivered or packaged for delivery to the recycling vendor. Deferred revenue on the consolidated balance sheet represents amounts billed prior to the service period.

         Income Taxes

         Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                                                     (Continued)

EAGLE RECYCLING, INC. AND SUBSIDIARY

Notes to Consolidate Financial Statements
--------------------------------------------------------------------------------

   (2)   Notes Payable

         The Company's long-term debt consists of the following:

                                                                               Balance as of   Balance as of
                                                                                 December 31,    December 31,
                                                                                      1997               1996
-------------------------------------------------------------------------------------------------------------

$765,000  original   bank  term  note   payable,   proceeds  used  for  business
     acquisitions,  payable in monthly  installments  of  $15,418  interest  and principal,  secured by all Company assets and requiring certain current and income  ratios  for which the  Company  is in  compliance  or has  received waivers as of December 31, 1997. Variable interest rate (prime
     rate plus 1.75%) at December 31, 1997 and 1996 was 10.25% and 10%.           $442,383           575,046

$200,000  original  bank  term  note  payable,  proceeds  used  for  a  business acquisition,  payable  in  monthly  installments  of  $3,251  interest  and principal, secured by all Company assets. Variable interest rate (prime
     rate plus 1.0%) at December 31, 1997 and 1996 was 9.5% and 9.25%.             172,598           194,255

$260,000  original  bank  term  note  payable,  proceeds  used  for  a  business acquisition,  payable  in  monthly  installments  of  $5,414  interest  and principal, secured by all Company assets. Variable interest rate (prime
     rate plus 1.0%) at December 31, 1997 and 1996 was 9.5% and 9.25%.             212,110           170,316

$69,000 original  bank term note payable,  proceeds  used for a truck  purchase, payable in monthly  installments of $1,465 interest and principal,  secured by the truck purchased. Variable interest rate (prime
     rate plus 1.0%) at December 31, 1997 and 1996 was 9.5% and 9.25%.              50,170            62,330

Seller  financed  note  payable  used to  purchase  a garage in 1996  payable in monthly installments of $350 interest and principal, secured by garage
     purchased.  Interest rate fixed at 5.8%.                                       10,205            13,703

Seller financed note payable, used for a business acquisition.                           -           150,000

Seller financed note payable, used for equipment acquisition.  Secured by
     equipment purchased.  Expected to be paid during 1998.                          7,400                 -

$152,800  original  bank  term  note  payable,  proceeds  used  for  a  business acquisition,  payable  in  monthly  installments  of  $3,204  interest  and principal, secured by all Company assets. Variable interest rate
     (prime rate plus 1.0%) at December 31, 1997 was 9.5%.                         134,193                 -

$320,000  original  bank  term  note  payable,  proceeds  used  for  a  business acquisition,  payable  in  monthly  installments  of  $6,800  interest  and principal, secured by all Company assets. Variable interest rate
     (prime rate plus 1.0%) at December 31, 1997 was 9.5%.                         282,277                 -

                                                                     (Continued)
                                       8

EAGLE RECYCLING, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

   (2) Continued
                                                                               Balance as of   Balance as of
                                                                               December 31,     December 31,
                                                                                      1997              1996
-------------------------------------------------------------------------------------------------------------

$1,750,000  original  bank  term  note  payable,  proceeds  used for a  business acquisition,  payable  in monthly  installments  of  $28,726  interest  and principal,  secured by all Company  assets.  Additionally,  a security  was pledged as specific  collateral by a  stockholder.  Variable  interest rate
     (prime rate plus 1.0%) at December 31, 1997 was 9.5%.
      The stockholder providing the additional collateral is paid $3,646 a
     month for his pledge for as long as the pledge exists.                     $1,680,098                 -

$135,000 unsecured minority interest stockholder notes payable, proceeds used to start Company and acquire another  business,  $110,000 has no set repayment terms  with  remaining  $25,000  payable in  monthly  installments  of $406 interest and principal. Interest fixed at 12%. This debt is subordinated to bank debt, and bank approval is needed
     to amend these notes payable arrangements.                                    122,257           121,367

$350,000  unsecured  stockholder  note  payable,  proceeds  used for a  business acquisition, payable in monthly installments of $5,688 interest and
     principal.  Interest fixed at 12%.                                            264,936           299,141

$391,000 unsecured stockholder notes payable, proceeds used to start Company and acquire  another  business,  $366,000  has  no  set  repayment  terms  with remaining  $25,000  payable in monthly  installments  of $906  interest and principal.  Interest fixed at 12%. This debt is  subordinated to bank debt, and bank approval is needed to amend
     these notes payable arrangements.                                             364,924           397,367
-------------------------------------------------------------------------------------------------------------

Total notes payable                                                            $ 3,743,551        $1,983,525
-------------------------------------------------------------------------------------------------------------


         The following is a summary of principal maturities of long-term debt during the next five years:

                  1998                                        $562,896
                  1999                                         612,897
                  2000                                         628,895
                  2001                                         526,084
                  2002                                         414,534
                  -------------------------------------------------------

         All bank debt is with one local bank lender.

                                                                     (Continued)

EAGLE RECYCLING, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

   (3)   Line of Credit

         The Company has a line of credit agreement with a local bank. The amount available under the agreement was $31,000 at December 31, 1997. Interest is due at prime plus 1.5% (10% at December 31, 1997). The total amount of the line of credit was available at December 31, 1997 and 1996.


   (4)   Description of Leasing Arrangements

         The Company leases its office and garage facilities under month to month leases. The Company has a $40,000 deposit with a related company through common ownership with the minority interest stockholder and pays $3,000 a month for real estate rental. Additionally, the Company has guaranteed a term note payable amounting to $158,161 at December 31, 1997 related to this property. The payments are $1,891 per month, principal and interest, and are current at December 31, 1997. The Company leases five other properties with oral or written month to month leases and one property with an annual lease with an option to renew annually. Future minimum lease payments under the noncancelable operating leases with initial or remaining terms of one year or more are as follows:

                         1998                               $32,230
                         1999 and thereafter                    -
                         ------------------------------------------


   (5)   Other Assets

         Goodwill and noncompete agreements relate to numerous trash hauling businesses that have been acquired since the Company started in 1992. While these assets are amortized over estimated useful lives, management believes that no material impairment of the carrying value of these assets exists at December 31, 1997.

                                             As of                   As of
                                       December 31, 1997      December 31, 1996
                                    ----------------------   -------------------

                                                 Noncompete           Noncompete
                                    Goodwill     agreements  Goodwill agreements
         -----------------------------------------------------------------------

         Cost                      $1,683,477    1,667,217   653,476     774,093
         Less accumulated
                 amortization         143,960      372,746    68,490     211,319
         -----------------------------------------------------------------------

         Net                       $1,539,517    1,294,471   584,986     562,774
         -----------------------------------------------------------------------


   (6)   Statement of Cash Flows

         The Company  paid  $277,524  and  $241,816 for interest and $17,964 and
         $21,855   for  income   taxes  (net  of  refunds)  in  1997  and  1996,
         respectively.


                                                                 (Continued)

EAGLE RECYCLING, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

   (7)   Income Taxes

         The provision for income taxes consisted of the following:

                                                    1997                    1996
         -----------------------------------------------------------------------

         Current:
             Federal                              $9,977                   9,257
             State                                 6,917                   8,058
         -----------------------------------------------------------------------

                                                  16,894                  17,315
         -----------------------------------------------------------------------
         Deferred:
             Federal                              46,405                  15,484
             State                                12,590                   4,260
         -----------------------------------------------------------------------

                                                  58,995                  19,744
         -----------------------------------------------------------------------

                                                 $75,889                  37,059
         -----------------------------------------------------------------------

         The Companies file separate federal and state income tax returns.

         The Company's effective income tax rate varies from the federal income tax computed at the statutory rate of 35% for 1997 and 1996 as a result of the following items:

                                                    1997                   1996
         -----------------------------------------------------------------------

         Federal tax at statutory rate           $58,275                 29,110
         State income tax, net of
            federal benefit                       12,875                  8,130
         Expiration of state net
            operating loss carryforwards          28,898                      -
         Change in valuation allowance           (18,705)                (2,780)
         Nondeductible costs                       1,051                    246
         Benefit of graduated tax rates          (11,064)                (4,201)
         Other                                     4,559                  6,554
         -----------------------------------------------------------------------

                                                 $75,889                 37,059
         -----------------------------------------------------------------------



         The significant components of deferred income tax expense attributable to income from continuing operations for the years ended December 31, 1997 and 1996 are as follows:



                                                    1997                   1996
         -----------------------------------------------------------------------

         Deferred tax expense (exclusive of
             the effects of other components
             below)                              $77,700                 22,524

         Decrease in beginning-of-the-year
             balance of the valuation
             allowance for deferred tax assets   (18,705)                (2,780)
         -----------------------------------------------------------------------

                                                 $58,995                 19,744
         -----------------------------------------------------------------------

                                                                 (Continued)

EAGLE RECYCLING, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


   (7)   Continued

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 and 1996 are presented below:

                                                    1997                   1996
         -----------------------------------------------------------------------
         Deferred tax assets
             Bad debts                           $40,300                 24,180
             Federal net operating loss
               carryforwards                      18,616                 10,738
             State net operating loss
               carryforwards                       2,315                 28,898
             Other                                    -                   8,708
         -----------------------------------------------------------------------
         Total gross deferred tax assets          61,231                 72,524

         Less valuation allowance                (20,931)               (39,636)
         -----------------------------------------------------------------------
         Total net deferred tax assets            40,300                 32,888
         -----------------------------------------------------------------------
         Deferred tax liabilities:
             Depreciation and amortization       188,250                127,162
             Other                                 5,319                      -
        ------------------------------------------------------------------------
        Total gross deferred tax liabilities     193,569                127,162
        ------------------------------------------------------------------------
        Net deferred tax liability             $(153,269)               (94,274)
        ------------------------------------------------------------------------

        The net deferred tax liability is included on the consolidated balance sheet as follows:


                                                    1997                   1996
        ------------------------------------------------------------------------
        Current deferred income
          tax asset - net                        $40,300                 24,180
        Noncurrent deferred income
          tax liability - net                   (193,569)              (118,454)
        ------------------------------------------------------------------------
                                               $(153,269)               (94,274)
        ------------------------------------------------------------------------



         The valuation allowance for deferred tax assets as of January 1, 1997 and 1996 was $39,636 and $42,416, respectively. The net change in the total valuation allowance for the years ended December 31, 1997 and 1996 were decreases of $18,705 and $2,780, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, Eagle Recycling, Inc. will need to generate future federal taxable income of approximately $55,000 prior to the expiration of the federal net operating loss carryforwards which expire in 2006 through 2012. Eagle Recycling, Inc. will need to generate future state taxable income of approximately $23,000 prior to the expiration of the state net operating loss

                                                                 (Continued)

EAGLE RECYCLING, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


   (7)   Continued

         carryforwards in 2000. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 1997. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.


   (8)   Stockholder Agreements

         An agreement was reached by the Company to pay one of the stockholders $50,000 for consulting services performed during 1997, which is reported as a related party payable at December 31, 1997 on the consolidated balance sheet.

         A five-year  employment  agreement  exists with an  officer/stockholder
         beginning   September  15,  1997  with  provisions  for   compensation,
         termination, and a non-competition arrangement.

         Additionally, a stockholders' agreement exists allowing each stockholder right of first refusal on any stock transfer, permitting stock transfers and providing procedures for the corporation to sell its entire business.


   (9)   Acquisitions

         The Company has entered into six asset purchase agreements since January 1, 1998 with various trash haulers in south central Pennsylvania. The aggregate purchase price of these asset purchase agreements was approximately $5,577,000 and were accounted for under purchase accounting. The assets acquired consisted of vehicles and equipment, and covenants not to compete. The excess of the purchase price over the fair value of the acquired assets has been recorded as goodwill.

         The following pro forma, condensed, combined balance sheet assumes that the 1998 acquisitions occurred at December 31, 1997 and the pro forma, condensed, combined statement of operations assumes that the 1998 acquisitions occurred at the beginning of 1997. In addition, the pro forma, condensed, combined statement of operations also includes the effect of acquisitions during 1997 as if they had occurred at the beginning of 1997. This financial information does not purport to be indicative of what would have occurred had the acquisitions been made at the beginning of 1997, or of the results which may occur in the future.

                                                                 (Continued)

EAGLE RECYCLING, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------



   (9) Continued

       Pro forma Condensed Combined Balance Sheet
       (Unaudited)

       December 31, 1997
       -------------------------------------------------------------------------
                                    Eagle Recycling   Acquisitions     Pro forma
       -------------------------------------------------------------------------

       Assets
             Current assets:            $648,924               -         648,924
             Property, plant, and
              equipment, net           1,233,095       1,614,351       2,847,446
             Intangible assets         2,835,153       3,963,000       6,798,153
       -------------------------------------------------------------------------
       Total assets                   $4,717,172       5,577,351      10,294,523
       -------------------------------------------------------------------------

       Liabilities and Stockholders' Equity
             Current liabilities        $964,781       1,478,851       2,443,632
             Long-term debt            3,180,655       4,098,500       7,279,155
             Other noncurrent            321,547               -         321,547
             Stockholders' equity        250,189               -         250,189
       -------------------------------------------------------------------------
       Total liabilities and
         stockholders' equity         $4,717,172       5,577,351      10,294,523
       -------------------------------------------------------------------------

       Pro forma Condensed Combined Statement of Operations
       (Unaudited)

       Year ended December 31, 1997
       -------------------------------------------------------------------------
                                    Eagle Recycling    Acquisitions    Pro forma
       -------------------------------------------------------------------------

       Revenues                       $4,331,740       4,474,204      8,805,944
       Operating costs and expenses    3,515,115       3,173,911      6,689,026
       Depreciation and amortization     455,165         899,336      1,354,501
       Interest expense                  299,295         807,666      1,106,961
       Net income                         62,165        (406,709)      (344,544)
       -------------------------------------------------------------------------


       Pro forma Condensed Combined Balance Sheet
       (Unaudited)

       December 31, 1996
       -------------------------------------------------------------------------
                                    Eagle Recycling   Acquisitions     Pro forma
       -------------------------------------------------------------------------

       Assets
             Current assets:            $497,510               -         648,924
             Property, plant, and
              equipment, net             947,390       2,164,714       3,112,104
             Intangible assets         1,151,200       6,136,625       7,287,825
       -------------------------------------------------------------------------
       Total assets                   $2,574,300       8,301,339      10,875,639
       -------------------------------------------------------------------------

       Liabilities and Stockholders' Equity
             Current liabilities        $409,439       1,478,851       1,888,290
             Long-term debt            1,780,622       6,822,488       8,603,110
             Other noncurrent            196,215               -         196,215
             Stockholders' equity        188,024               -         188,024
       -------------------------------------------------------------------------
       Total liabilities and
         stockholders' equity         $2,547,300       8,301,339      10,875,639
       -------------------------------------------------------------------------

       Pro forma Condensed Combined Statement of Operations
       (Unaudited)

       Year ended December 31, 1997
       -------------------------------------------------------------------------
                                    Eagle Recycling    Acquisitions    Pro forma
       -------------------------------------------------------------------------

       Revenues                       $3,226,175       5,366,085      8,592,260
       Operating costs and expenses    2,718,653       3,833,429      6,552,082
       Depreciation and amortization     299,629       1,123,389      1,423,018
       Interest expense                  171,730         934,684      1,106,414
       Net income                         36,163       (525,417)      (489,254)
       -------------------------------------------------------------------------

         The pro forma results include amortization of intangibles presented above and interest expense on debt assumed issued to finance the purchases.

  (10)   Change in Company Ownership

         The stockholders of Eagle Recycling,  Inc. and Horvath
         Sanitation, Inc. sold their stock to WSI Pennsylvania Holdings, Inc. on May 22, 1998.


--------------------------------------------------------------------------------

Item 7.(B) Financial Statements and Pro Forma Financial Information
           and Exhibits.


Pro Forma Combined Condensed Financial Statements as of March 31, 1998 and December 31, 1997 (Unaudited).

On May 22, 1998, Waste Systems International, Inc. ("WSI" or the "Company") acquired Eagle Recycling, Inc. and Horvath Sanitation, Inc., (collectively, "Eagle Companies") which are based in Altoona, Pennsylvania pursuant to the terms of a Stock Purchase Agreement dated March 3, 1998. Pursuant to the terms of the Stock Purchase Agreement, WSI purchased all of the outstanding shares of the Eagle Companies for approximately $20.7 million in cash and the assumption of debt.

The following  unaudited Pro Forma Combined Condensed  Financial  Statements are
based  on  historical   Consolidated   Financial  Statements  of  Waste  Systems
International, Inc., ("WSI') and give effect to the acquisition of the Eagle Companies.

The March 31, 1998 Proforma Combined Condensed Balance Sheet assumes that the acquisition occurred at March 31, 1998 and the Pro Forma Combined Condensed Statement of Operations assumes that the acqusition occurred at the beginning of 1998. The December 31, 1997 Pro Forma Combined Condensed Balance Sheet assumes that the acquisition occurred at December 31, 1997 and the Pro Forma Combined Condensed Statement of Operations assumes that the acqusition occurred at the beginning of 1997.

The Pro Forma Financial Data may not be indicative of what the financial condition of WSI would have been, had the transaction to which such data gives effect been completed on the date assumed, nor are such data necessarily indicative of the financial condition of WSI that may exist in the future.

The following unaudited Pro Forma information should be read in conjunction with the notes thereto, and the consolidated financial statements and notes of WSI for the three months ended March 31, 1998 included in the Company's March 31, 1998 Form 10Q filing and the year ended December 31, 1997 included in the Company's December 31, 1997 Form 10K filing, as amended, and the historical financial statements of the Eagle Companies appearing elsewhere in this filing.

The Eagle Companies Condensed Consolidated Balance Sheet includes the Pro Forma effects of various transactions. See Note 2 to the Eagle Companies March 31, 1998 Consolidated Financial Statements and Note 9 to the December 31,1997 Consolidated Financial Statements elsewhere in this filing.

Item 7.  (B) (1)


                      Waste Systems International, Inc.
                 Pro Forma Combined Condensed Balance Sheet
                              March 31, 1998


                               (Unaudited)


                                        Waste Systems       Eagle       Pro forma
                                        International,    Companies     Adjustments               Total
                                             Inc.
                                        ---------------------------------------------------------------
Assets:


Cash and equivalents                        $894,000        $221,000      $39,300,000 (2)    $40,415,000
Accounts and notes receivable              1,066,000         511,000                           1,577,000
Other current assets                       1,536,000          58,000          (40,000)(3)      1,554,000
Property and equipment                    14,339,000       2,786,000                          17,125,000
Advances and deposits                      2,302,000               -       (2,200,000)(5)        102,000
Other noncurrent assets                    3,741,000       6,673,000       13,065,000(1)(4)(5)23,479,000
                                         ---------------------------------------------------------------
Total Assets                             $23,878,000     $10,249,000      $50,125,000        $84,252,000
                                         ===============================================================
Liabilities and stockholders' equity:
Current portion of debt                   $7,905,000       $563,000         (563,000)(4)     $7,905,000
Accounts payable                           1,005,000        244,000                           1,249,000
Accrued expenses and other current
  liabilities                              1,507,000        101,000                           1,608,000

Long term debt                             6,970,000      8,763,000        60,000,000 (2)    66,970,000
                                                                           (8,763,000)(4)
Other noncurrent liabilities               1,691,000         322,000         (194,000)(3)     1,720,000
                                                                              (99,000)(3)
Stockholders' equity                       4,800,000         256,000          247,000 (3)     4,800,000
                                                                             (503,000)(1)
                                         ----------------------------------------------------------------
  Total liabilities and stockholders
     equity                              $23,878,000     $10,249,000      $10,825,000       $84,252,000
                                         ================================================================



Notes to Unaudited Pro Forma Combined Condensed Balance Sheet
The Eagle Companies Condensed Consolidated Balance Sheet includes the Pro Forma effects of various transactions. See Note 2 to the Eagle Companies March 31, 1998 Consolidated Financial Statements elsewhere in this filing.

(1) Reflects the acquisition of the Eagle Companies accounted for using the purchase method for total consideration of $20,700,000.

     The allocation of purchase price was based on preliminary estimated values and will be subject to final adjustment.

     The purchase price was allocated as follows:

                                                                    Life
                                                                 ----------
              Property and equipment            $2,800,000       3-10 Years
              Covenants not to compete             750,000       3-10 Years
              Customer lists                     2,200,000         10 Years
              Workplace in force                   420,000          2 Years
              Goodwill                          14,530,000         25 Years
                                               -----------
                                               $20,700,000
                                               ===========



    The entire purchase price of $20,700,000 was assumed to be paid out of long term borrowing.

(2) Reflects the Company's $60 million Subordinated Debt Offering of which approximately $20.7 million was used to purchase the Eagle Companies.

(3) Reflects the elimination of deferred tax assets and liabilities and minority interest of the Eagle Companies as a result of the acquisition by Waste Systems International, Inc. and its net operating loss carryforward position.

(4) Reflects the payoff of Eagle Companies outstanding debt.

(5) Reflects a $2.2 million deposit on the acquisition of the Eagle Companies by WSI.

                   Waste Systems International, Inc.
         Pro Forma Combined Condensed Statement of Operations
                   Three Months Ended March 31, 1998
                            (Unaudited)

                                        Waste Systems       Eagle                         Pro forma
                                        International,    Companies        Combined      Adjustments           Total
                                             Inc.
                                        -----------------------------------------------------------------------------------
Sales                                     $1,528,000      $2,100,000       $3,628,000                            $3,628,000


Costs and expenses                         2,070,000       1,413,000        3,483,000                             3,483,000
Depreciation and amortization                374,000         692,000        1,066,000      322,000 (1)            1,388,000
Interest expense, net                        434,000         315,000          749,000      797,000 (2)            1,546,000
                                         ----------------------------------------------------------------------------------
Net income                               $(1,350,000)      $(320,000)     $(1,670,000)    $1,119,000            $(2,789,000)
                                         ==================================================================================


Notes to Unaudited Pro Forma Combined Condensed Statement of Operations for the three months ended March 31, 1998

The Eagle Companies Condensed Statement of Operations include the pro forma effects of various acquisitions. See Note 2 to the March 31, 1998 Eagle Companies Consolidated Financial Statements elsewhere in this filing.

(1) To reflect the adjustment to depreciation and amortization based on the valuation of the assets acquired.

(2) To reflect interest expense on the $60 million Subordinated notes of which approximately $20.7 million was used to purchase the Eagle
    Companies, net of a reduction in the Eagle Companies' interest expense on debt used to finance various acquisitions using WSI's borrowing rate of 7%.

Item 7 (B)(2)


                   Waste Systems International, Inc.
        Pro Forma Combined Condensed Statement of Operations
                    Year Ended December 31, 1997
                            Unaudited
                                        Waste Systems       Eagle                         Pro forma
                                        International,    Companies        Combined      Adjustments           Total
                                             Inc.
                                        -----------------------------------------------------------------------------------
Sales                                     $3,458,000      $8,806,000      $12,264,000                           $12,264,000


Costs and expenses                         7,000,000       6,689,000       13,689,000      (28,000)(1)           13,661,000
Depreciation and amortization                692,000       1,355,000        2,047,000      739,000 (2)            2,786,000
Interest expense, net                      1,355,000       1,107,000        2,462,000      3,146,000 (3)          5,608,000
                                         ----------------------------------------------------------------------------------
Net income                               $(5,589,000)      $(345,000)     $(5,934,000)  $3,857,000              $(9,791,000)
                                         ==================================================================================

Notes to Unaudited Pro Forma Combined Condensed Statement of Operations for the Year Ended December 31, 1997 The Eagle Companies operations includes the pro forma effects of various acquisitions. See note 9 to the Eagle Companies Consolidated Financial Statements elsewhere in this filing.

(1) To reflect the elimination of the minority interest at Eagle Recycling as a result of WSI acquiring 100% of the Eagle Companies.
(2) To reflect the adjustment to depreciation and amortization based on the valuation of the assets acquired.
(3) To reflect interest expense on the $60 million Subordinated notes of which approximately $20.7 million was used to purchase the Eagle
    Companies, net of a reduction in the Eagle Companies' interest expense on debt used to finance various acquisitions using WSI's borrowing rate of 7%.